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
                    KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
                         COMPUTATION OF EARNINGS PER SHARE
                         NINE MONTHS ENDED MARCH 31, 1995
                                    (UNAUDITED)


Net income, nine months ended March 31, 1995  . . . . . . . . . . .                  $30,914,000

Dividends declared:
  Class A Common -- $.6225 per share  . . . . . . . . . . . . . . .     $(4,564,000)
  Class B Common -- $.63 per share  . . . . . . . . . . . . . . . .      (8,663,000)
                                                                                     (13,227,000)

Undistributed earnings  . . . . . . . . . . . . . . . . . . . . . .                  $17,687,000

Undistributed earnings divided
  by 21,093,203 average number
  of shares outstanding . . . . . . . . . . . . . . . . . . . . . .                       $.8385


                                                                           Class A     Class B

Undistributed earnings per share  . . . . . . . . . . . . . . . . .        $ .8385       $ .8385

Assumed distribution of earnings  . . . . . . . . . . . . . . . . .          .6225         .6300

  Earnings per share  . . . . . . . . . . . . . . . . . . . . . . .        $1.4610       $1.4685

  Rounded . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          $1.46         $1.47

                        COMPUTATION OF EARNINGS PER SHARE
                        NINE MONTHS ENDED MARCH 31, 1994
                                    (UNAUDITED)


Net income, nine months ended March 31, 1994  . . . . . . . . . . .                  $27,365,000
Dividends declared:
  Class A Common -- $.6225 per share  . . . . . . . . . . . . . . .     $(4,586,000)
  Class B Common -- $.63 per share  . . . . . . . . . . . . . . . .      (8,692,000)
                                                                                     (13,278,000)

Undistributed earnings  . . . . . . . . . . . . . . . . . . . . . .                  $14,087,000

Undistributed earnings divided
  by 21,165,557 average number
  of shares outstanding . . . . . . . . . . . . . . . . . . . . . .                       $.6656


                                                                           Class A     Class B

Undistributed earnings per share  . . . . . . . . . . . . . . . . .        $ .6656       $ .6656

Assumed distribution of earnings  . . . . . . . . . . . . . . . . .          .6225         .6300

  Earnings per share  . . . . . . . . . . . . . . . . . . . . . . .        $1.2881       $1.2956

  Rounded . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          $1.29         $1.30



                                                                             Part I-Exhibit(11)

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
                    KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
                          COMPUTATION OF EARNINGS PER SHARE
                         THREE MONTHS ENDED MARCH 31, 1995
                                    (UNAUDITED)


Net income, three months ended March 31, 1995 . . . . . . . . . .                    $10,831,000


Dividends declared:
  Class A Common -- $.2075 per share  . . . . . . . . . . . . . .    $(1,519,000)
  Class B Common -- $.21 per share  . . . . . . . . . . . . . . .     (2,879,000)
                                                                                      (4,398,000)

Undistributed earnings  . . . . . . . . . . . . . . . . . . . . .                    $ 6,433,000


Undistributed earnings divided
  by 21,040,406 average number
  of shares outstanding . . . . . . . . . . . . . . . . . . . . .                         $.3057



                                                                          Class A       Class B

Undistributed earnings per share  . . . . . . . . . . . . . . . .          $.3057         $.3057

Assumed distribution of earnings  . . . . . . . . . . . . . . . .           .2075          .2100

  Earnings per share  . . . . . . . . . . . . . . . . . . . . . .          $.5132         $.5157

  Rounded . . . . . . . . . . . . . . . . . . . . . . . . . . . .            $.51           $.52

                              COMPUTATION OF EARNINGS PER SHARE
                             THREE MONTHS ENDED MARCH 31, 1994
                                         (UNAUDITED)


Net income, three months ended March 31, 1994 . . . . . . . . . .                     $8,681,000

Dividends declared:
  Class A Common -- $.2075 per share  . . . . . . . . . . . . . .    $(1,528,000)
  Class B Common -- $.21 per share  . . . . . . . . . . . . . . .     (2,898,000)
                                                                                      (4,426,000)

Undistributed earnings  . . . . . . . . . . . . . . . . . . . . .                     $4,255,000

Undistributed earnings divided
  by 21,164,358 average number
  of shares outstanding . . . . . . . . . . . . . . . . . . . . .                         $.2010


                                                                         Class A         Class B

Undistributed earnings per share  . . . . . . . . . . . . . . . .         $.2010          $.2010

Assumed distribution of earnings  . . . . . . . . . . . . . . . .          .2075           .2100

  Earnings per share  . . . . . . . . . . . . . . . . . . . . . .         $.4085          $.4110

  Rounded . . . . . . . . . . . . . . . . . . . . . . . . . . . .           $.41            $.42

                                                                             Part I- Exhibit(11)


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